     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2001
                                                      REGISTRATION NO. 333-09569

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GEOWORKS CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                       94-2920371
--------------------------------------------                -------------------
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                 960 ATLANTIC AVENUE, ALAMEDA, CAlifornia 94501
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         SUPPLEMENTAL STOCK OPTION PLAN
--------------------------------------------------------------------------------
                          (Full title of Amended Plan)

                                DAVID L. GRANNAN
                             CHIEF EXECUTIVE OFFICER
                              GEOWORKS CORPORATION
                               960 ATLANTIC AVENUE
                            ALAMEDA, CALIFORNIA 94501
                       ----------------------------------
                     (Name and address of agent for service)

                                 (510) 814-1660
                            -----------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum       Proposed Maximum
Title of Securities        Amount to be            Offering Price       Aggregate Offering           Amount of
 to be Registered          Registered(1)            per Share(2)              Price               Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value           2,000,000 shares            $1.625              $3,250,000                 $812.50

(1) Additional shares reserved for issuance upon exercise of stock options under Registrant's Supplemental Stock Option, as amended on October 19, 2000.

(2) Estimated as of March 19, 2001, pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee.



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

                              GEOWORKS CORPORATION
                         POST-EFFECTIVE AMENDMENT NO. 1
                       REGISTRATION STATEMENT ON FORM S-8


         On October 19, 2000, the Company's Board of Directors authorized the number of shares reserved for issuance under the Company's Supplemental Stock Option Plan be increased by 2,000,000 shares, from 550,000 shares to 2,550,000 shares and authorized the Company's Chief Financial Officer and General Counsel to take all actions necessary and appropriate to carry out such an amendment to such Plan.


           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, and filed on June 29, 2000, pursuant to Section 13(a) or (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's fiscal year ended March 31, 2000.

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000, and filed on February 14, 2001, pursuant to
         Section 13 or 15(d) of the Exchange Act.

(c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, and filed on November 14, 2000, pursuant to
         Section 13 or 15(d) of the Exchange Act.

(d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, and filed on August 14, 2000, pursuant to Section 13 or 15(d) of the Exchange Act.

(e) The Registrant's Current Report on Form 8-K dated as of March 9, 2001, and filed on March 12, 2001, pursuant to Section 13 or 15(d) of the Exchange Act.

(f) The Registrant's Current Report on Form 8-K dated as of January 16, 2001, and filed on January 26, 2001, pursuant to Section 13 or 15(d) of the Exchange Act.

(g) The Registrant's Current Report on Form 8-K dated as of September 1, 2000, and filed on September 14, 2000, pursuant to Section 13 or 15(d) of the Exchange Act.

(h) The Registrant's Amended Current Report on Form 8-K/A dated as of July 24, 2000, and filed on October 10, 2000, pursuant to Section 13 or 15(d) of the Exchange Act.

(i) The Registrant's Current Report on Form 8-K dated as of July 24, 2000, and filed on August 8, 2000, pursuant to Section 13 or 15(d) of the Exchange Act.

(j) The Registrant's Current Report on Form 8-K dated as of May 2, 2000, and filed on May 9, 2000, pursuant to Section 13 or 15(d) of the Exchange Act.

(k) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-23926) filed with the Commission on April 23, 1994, under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(l) The description of the Registrant's Rights to Purchase Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-23926) filed with the Commission on March 12, 2001, under
         Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates


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

that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined by final judicial decision from which there is no further right to appeal, the Registrant is required to advance expenses, as incurred, to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding; and (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, penalties, fines and settlement amounts paid (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, penalties, fines and amounts paid in settlement) or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party (other than a proceeding to enforce his or her rights under the indemnification agreement) except with respect to a proceeding authorized by the Board of Directors.


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

         The indemnification agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

         The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). As authorized by the Registrant's Bylaws, the Registrant, with approval by the Registrant's Board of Directors, maintains directors and officers liability insurance with a per claim and annual aggregate coverage limit of up to $20,000,000.

         Pursuant to underwriting agreements among the Registrant and the underwriters of the Registrant's initial public offering dated June 22, 1994 and a subsequent public offering dated November 14, 1995, the Registrant's officers and directors and other persons who control the Registrant are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, Exchange Act and common law which arise out of any untrue statement regarding or omission of a material fact contained in the registration statement for such offerings if such statement or omission was made in reliance upon and in conformity with information provided to the Registrant in writing by any underwriter of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         4.01     Registrant's Certificate of Incorporation.(1)

         4.02     Registrant's Bylaws.(2)

         4.03     Geoworks Corporation Supplemental Stock Option Plan.(3)

         4.03a Amendment to the Geoworks Corporation Supplemental Stock Option Plan.

         5.01     Opinion of Bryan Cave LLP.

         23.01    Consent of Bryan Cave LLP (included in Exhibit 5.01).

         23.02    Consent of Ernst & Young LLP, Independent Auditors.

         24.01    Power of Attorney.

----------

(1) Incorporated herein by reference to Exhibit 4.01 to the Registrant's Current Report on Form 8-K filed on October 27, 1997 (the "Form 8-K").

(2)      Incorporated herein by reference to Exhibit 4.02 to the Form 8-K.

(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8 filed on August 5, 1996.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


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

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 23rd day of March, 2001.

                                        GEOWORKS CORPORATION


                                        By: /s/ David L. Grannan
                                            ------------------------------------
                                            David L. Grannan
                                            Chief Executive Officer


                                        By: /s/ Timothy J. Toppin
                                            ------------------------------------
                                            Timothy J. Toppin
                                            Vice President and Chief Financial
                                            Officer (Principal Financial and
                                            Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                       Dated
         ---------                                   -----                                       -----

/s/ David Neylon                              Chairman of the Board of Directors               March 23, 2001
------------------------------------
David Neylon

/s/ David L. Grannan                          Director                                         March 23, 2001
------------------------------------
David L. Grannan

/s/ Stephen T. Baker                          Director                                         March 23, 2001
------------------------------------
Stephen T. Baker

/s/ John B. Balousek                          Director                                         March 23, 2001
------------------------------------
John B. Balousek

/s/ Kevin P. Fitzgerald                       Director                                         March 23, 2001
------------------------------------
Kevin P. Fitzgerald

/s/ Andrew Cole                               Director                                         March 23, 2001
------------------------------------
Andrew Cole


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                                  EXHIBIT INDEX


         4.03a Amendment to the Geoworks Corporation Supplemental Stock Option Plan.

         5.01     Opinion of Bryan Cave LLP.

         23.01    Consent of Bryan Cave LLP (included in Exhibit 5.01).

         23.02    Consent of Ernst & Young LLP, Independent Auditors.

         24.01    Power of Attorney